UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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CARDIUM THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIUM THERAPEUTICS, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:     Wednesday, June 6, 2007

Time:     9:00 a.m., Pacific time

Place:     San Diego Marriott Del Mar

                11966 El Camino Real

                San Diego, California 92130

To our Stockholders:

You are cordially invited to attend the annual meeting of stockholders of Cardium Therapeutics, Inc. to consider and act upon the following matters:

1.	To elect two Class I directors, each to serve until the next annual meeting of stockholders held to elect Class I directors and until their successor is elected and qualified;

2.	To ratify the selection of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007; and

3.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The foregoing matters are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on April 16, 2007, the record date fixed by the Board of Directors, are entitled to notice of and to vote at the meeting and at any adjournments thereof.

Your vote is important. Whether or not you plan to attend the meeting, we urge you to vote your shares at your earliest convenience. This will help ensure the presence of a quorum at the meeting. Promptly voting your shares by telephone, by the Internet, or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. Voting your shares by telephone or by the Internet will further help us reduce the costs of solicitation. An addressed envelope for which no postage is required if mailed in the United States is enclosed if you wish to vote by mail. Voting your shares now will not prevent you from attending or voting your shares at the meeting if you desire to do so.

Only stockholders and persons holding proxies from stockholders may attend the meeting. If you plan to attend, please bring a photo ID. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a recent brokerage statement, proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares.

By Order of the Board of Directors

Christopher J. Reinhard

Chairman of the Board, Chief Executive Officer and President

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

(858) 436-1000

April 30, 2007

CARDIUM THERAPEUTICS, INC.

3611 Valley Centre Drive, Suite 525

San Diego, California 92130

PROXY STATEMENT

We are providing this proxy statement in connection with the solicitation of proxies by the Board of Directors of Cardium Therapeutics, Inc., a Delaware corporation (the “Company,” “Cardium” or “we,” “our,” or “us”), for use at the annual meeting of stockholders to be held on Wednesday, June 6, 2007, at 9:00 a.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment thereof (the “Annual Meeting”). We expect to mail this proxy statement and the enclosed proxy card on or about April 30, 2007 to all stockholders entitled to vote at the Annual Meeting.

VOTING INFORMATION

Who can vote?

You may vote if you were a stockholder of record as of the close of business on April 16, 2007. This date is known as the record date. You are entitled to one vote for each share of common stock you held on that date on each matter presented at the Annual Meeting. As of April 16, 2007, approximately 40,914,425 shares of our common stock, par value $0.0001 per share, were issued and outstanding.

How many votes are needed to hold the Annual Meeting?

To take any action at the Annual Meeting, a majority of our outstanding shares of common stock entitled to vote as of April 16, 2007, must be represented, in person or by proxy, at the Annual Meeting. This is called a quorum.

What is a proxy?

A “proxy” allows someone else to vote your shares on your behalf. Our Board of Directors is asking you to allow the people named on the proxy card (Christopher J. Reinhard and Tyler M. Dylan) to vote your shares at the Annual Meeting.

How do I vote by proxy?

Whether you hold shares directly as a stockholder of record or beneficially in street name, you may vote without attending the Annual Meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. To vote by proxy, please follow the instructions on the enclosed proxy card. You may vote by telephone, by the Internet or by mail. Shares held in street name may be voted by telephone or by the Internet only if your broker or nominee makes those methods available. Your broker or nominee will enclose instructions for voting shares held in street name by telephone or by the Internet with this proxy statement if your broker or nominee has chosen to make those methods available.

If you vote by proxy, your shares will be voted at the Annual Meeting in the manner you indicate. If you vote by mail and return a signed proxy card with no specific instructions, your shares will be voted as the Board of Directors recommends.

Can I change my vote after I submit my proxy?

Yes. You can change or revoke your proxy at any time before it is voted by submitting another proxy with a later date. You also may send a written notice of revocation to Cardium Therapeutics, Inc., 3611 Valley Centre Drive, Suite 525, San Diego, California 92130, Attention: Tyler M. Dylan, Secretary.

Can I vote in person at the Annual Meeting instead of voting by proxy?

Yes. However, we encourage you to vote your shares at your earliest convenience to ensure that your shares are represented and voted. If you vote your shares by proxy and later decide you would like to attend the meeting and vote your shares in person, you will need to provide a written notice of revocation to the secretary of the meeting before your proxy is voted.

How are votes counted?

Except as noted, all proxies received will be counted in determining whether a quorum exists and whether we have obtained the necessary number of votes on each proposal. An abstention from voting will be used for the purpose of establishing a quorum, and will be considered a vote “against” a proposal. A broker non-vote will also be used for the purpose of establishing a quorum, but will not otherwise be counted in the voting process. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (i) the broker has not received voting instructions from the beneficial owner and (ii) the broker lacks discretionary voting power to vote such shares.

How many votes are required to approve each proposal?

For the election of the two Class I directors, a plurality of the votes is required. This means that the two candidates who receive the most votes will be elected to the two available Class I positions on the Board of Directors. The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve the other proposal. See, however, “Proposal 2—Effect of Ratification.”

As of April 16, 2007, our executive officers and directors held of record or beneficially approximately 7,692,118 shares, or 18.8%, of our issued and outstanding common stock. Our executive officers and directors have indicated their intention to vote FOR the election of each of the nominees for the Class I directors and FOR the other proposal described in this proxy statement.

Who pays for this proxy solicitation?

We will pay the cost of soliciting proxies for the Annual Meeting, including the costs of preparing, assembling and mailing the proxy materials. We will provide copies of proxy materials to fiduciaries, custodians and brokerage houses to forward to the beneficial owners of shares held in their name. We may reimburse such fiduciaries, custodians and brokers for their costs in forwarding the proxy materials.

In addition to the solicitation of proxies by mail, certain of our officers and other employees may also solicit proxies personally or by telephone, facsimile, telegram, e-mail or other means. No additional compensation will be paid to these individuals for any such services.

OUR BOARD OF DIRECTORS

Board Members

Our Board of Directors is responsible for the overall management of the Company. The Board of Directors is divided into three classes, designated Class I, Class II and Class III. The Board of Directors currently includes two Class I directors, two Class II directors, and three Class III directors. The name, age and business experience of each of our directors are shown below.

CLASS I

Edward W. Gabrielson, M.D. (Age 54)

Director

Dr. Gabrielson has served as a director and a member of the Nominating Committee of the Board of Directors since January 2006. He has more than 25 years of experience as a physician and faculty member at Johns Hopkins University. Currently, Dr. Gabrielson is a Professor of Pathology and Oncology at Johns Hopkins University School of Medicine, and Professor of Environmental Health Sciences at the Johns Hopkins University Bloomberg School of Public Health. He is also an attending physician at the Johns Hopkins Hospital and Bayview Medical Center. Dr. Gabrielson received his Bachelor of Science in Biology and Chemistry from the University of Illinois and an M.D. from Northwestern University Medical School.

Lon E. Otremba (Age 50)

Director

Mr. Otremba has served as a director and a member of the Nominating Committee of the Board of Directors since January 2006. He is the Chief Executive Officer and a director (since October 2006) of Access 360 Media, a privately-held media company. Previously, Mr. Otremba was Principal Managing Director (August 2005-October 2006) of Otremba Management Advisory, LLC, a management advisory firm; Chief Executive Officer (September 2003-August 2005) and a director (September 2003-July 2005) of Muzak, LLC; Executive Vice President (2001-2003) of Time Warner; and President and a director (1997-2000) of Mail.com (now Easy Link Services Corp.). He currently is a director (since March 2006) and a member of the Audit and Nominating Committees and the Chairman of the Compensation Committee of Artes Medical, Inc., a publicly-traded medical technology company; EEI Communications (since June 2006), a privately-held leading provider of outsourced new media, print publishing and staffing services; and Power Medical Interventions (since March 2006), a privately-held technology company developing surgical tools for natural orifice surgery. He also serves on the Board of Trustees (since 2000) of Buckley Country Day School, a non-profit, independent school in Roslyn, New York.

CLASS II

Tyler M. Dylan, Ph.D., J.D. (Age 45)

Director, Chief Business Officer, General Counsel, Executive Vice President and Secretary

Dr. Dylan is a co-founder of Cardium and has served as a director and the General Counsel, Executive Vice President and Secretary of Cardium since its inception in December 2003, and as the Chief Business Officer of Cardium since May 2005. Dr. Dylan has also served as a director and the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Innercool Therapies, Inc. since March 2006, and of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. Dr. Dylan has focused on the development of cardiovascular growth factor therapeutics for the last eight years. He served as General Counsel (from 1998) and Vice President (from 1999) of Collateral Therapeutics, Inc. until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as an executive officer of Collateral Therapeutics until October 2003. Dr. Dylan played a major role in developing Collateral Therapeutics’ intellectual property portfolio, in furthering its business development efforts and in advancing the company toward and through its acquisition by Schering. In addition to his work with Collateral Therapeutics, Dr. Dylan has advised both privately-held and publicly-traded companies that are developing, partnering or commercializing technology-based products. Before joining Collateral Therapeutics, Dr. Dylan was a partner of the international law firm of Morrison & Foerster LLP. In his law firm practice, Dr. Dylan focused on the development, acquisition and enforcement of intellectual property rights, as well as related business and transactional issues. He also has worked with both researchers and business management in the biotech and pharmaceutical industries. Dr. Dylan received a B.Sc. in Molecular Biology from McGill University, Montreal, Canada, a Ph.D. in Biology from the University of California, San Diego, where he performed research at the Center for Molecular Genetics, and a J.D. from the University of California, Berkeley.

Gerald J. Lewis (Age 73)

Director

Justice Lewis has served as a director, a member of the Audit Committee and the Chairman of the Compensation Committee of the Board of Directors since January 2006. He served on a number of courts in the California judicial system, and retired from the Court of Appeal in 1987. He has served as an arbitrator or mediator on a large number of cases and was Of Counsel to Latham & Watkins from 1987 to 1997. He has been a director of several publicly-traded companies, including Henley Manufacturing, Wheelabrator Technologies, Fisher Scientific International, California Coastal Properties and General Chemical Group, and was Chairman of the Audit Committee of several of these companies. Justice Lewis was a director of Invesco Mutual Funds from 2000 until 2003, when Invesco became the AIM Mutual Funds, and thereafter served as a director of the AIM Mutual Funds from 2003 to 2005. Since August 2006, Justice Lewis has served as a director and a member of the Audit and Compensation Committees of the Tennenbaum Opportunities Fund.

CLASS III

Christopher J. Reinhard (Age 53)

Chairman of the Board, Chief Executive Officer, President and Treasurer

Mr. Reinhard is a co-founder of Cardium and has served as a director and the Chief Executive Officer, President and Treasurer of Cardium since its inception in December 2003. Mr. Reinhard has also served as a director and the Chief Executive Officer and Treasurer of Innercool Therapies, Inc. since March 2006, and as a director and the Chief Executive Officer and President of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as a director and the Chief Executive Officer, President and Treasurer of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. He also served as Chief Financial Officer of Aries Ventures Inc. from October 20, 2005 to November 16, 2005. For the past ten years, Mr. Reinhard has focused on the commercial development of cardiovascular growth factor therapeutics. Before founding Cardium, he was a co-founder of Collateral Therapeutics, Inc., a former Nasdaq listed public company, and served as a director (from 1995) and President (from 1999) of Collateral Therapeutics until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as Chief Executive of Collateral Therapeutics through December 2004. Mr. Reinhard played a major role in effecting Collateral Therapeutics’ initial public offering led by Bear Stearns & Co. in 1998, and the sale of Collateral Therapeutics to Schering. Mr. Reinhard has also been Executive Chairman (since 2004) of Artes Medical, Inc., a publicly-traded medical technology company. Previously, Mr. Reinhard was Vice President and Managing Director of the Henley Group, a publicly-traded diversified industrial and manufacturing group, and Vice President of various public and private companies created by the Henley Group through spin-out transactions, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory and IMED Corporation, a medical device company. Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

Murray H. Hutchison (Age 68)

Director

Mr. Hutchison has served as a director, a member of the Audit and Compensation Committees and the Chairman of the Nominating Committee of the Board of Directors since January 2006. He served 27 years as Chief Executive Officer and Chairman of International Technology Corp., a large publicly-traded diversified environmental engineering and construction firm, until his retirement in 1997. Since his retirement, Mr. Hutchison has been self-employed with his business activities involving primarily the management of an investment portfolio and consulting with corporate management on strategic issues. Mr. Hutchison currently serves as the Chairman (since 2005) of Texas Eastern Product Pipelines, a publicy-traded pipeline and distribution company, and The Huntington Hotel Corporation (since 1996), a privately-held company, and as a director of Jack in the Box, Inc. (since 1998), a publicly-traded fast food restaurant chain, Cadiz, Inc. (since 1998), a publicly-traded company focused on land acquisition and water development activities, and The Olson Company (since 1996), a privately-held home builder, and has served on the Audit and Compensation Committees of several publicly-traded companies. Previously, Mr. Hutchison served as Chairman and Chief Executive Officer (1999-2000) of Sunrise Medical, a publicly-traded medical equipment manufacturer, and as a member of the Board of Management of the University of California Berkeley Haas Graduate School of Business Administration. He also has served as a trustee or member of the board of managers of various foundations. Mr. Hutchison holds a B.S. in Economics and a B.B.A. in Foreign Trade.

Ronald I. Simon, Ph.D. (Age 68)

Director

Dr. Simon has served as a director, a member of the Compensation Committee and the Chairman of the Audit Committee of the Board of Directors since January 2006. He currently is a financial consultant to various businesses and serves as a director of various private companies and not-for-profit organizations. Formerly, he was a director of Collateral Therapeutics, Inc. from 1998 until its acquisition by Schering AG Group, Germany in 2002. From 1995 through 2002, Dr. Simon was a director, and during 2001 served as Acting Chairman, Chief Executive Officer and Chief Financial Officer, of SoftNet Systems, Inc. and since 2002, has been a director, Chairman of the Compensation Committee (since 2003) and a member of the Audit Committee (since 2005) of its successor company, American Independence Corp., a publicly-traded holding company engaged principally in the health insurance and reinsurance business. He was a director of BDI Investment Corporation, a closely held regulated investment company, from February 2003 until its liquidation in early 2005, and of WFS Financial Inc., a publicly-traded financial services company, from 2003 until its acquisition by Wachovia Corp. in February 2006, and served as Chief Financial Officer for Wingcast, LLC, a developer of automotive telematics from 2001 to 2002. He also served as Executive Vice President and Chief Financial Officer of Western Water Company from 1997 to 2000, and a director of Western Water Company from 1999 through 2001. Dr. Simon was Managing Director—Chief Financial Officer of The Henley Group from 1986 to 1990. Dr. Simon earned a B.A. from Harvard University, an M.A. from Columbia University, and a Ph.D. from Columbia University Graduate School of Business.

Independence

Our Board of Directors, following the review and determination of the Nominating Committee, has determined that five of our seven directors are independent based on the definition of independence set forth in Nasdaq Rule 4200. The members determined to be independent are Messrs. Gabrielson, Hutchison, Lewis, Otremba and Simon. In addition, Messrs. Hutchison, Lewis and Simon also have been determined by our Board of Directors to meet the independence standards for members of an audit committee set forth in Section 301 of the Sarbanes-Oxley Act of 2002.

Board Meetings

The Board of Directors held eight meetings during the fiscal year ended December 31, 2006. All of the members of the Board of Directors were present either in person or via telephone at each of the eight meetings.

Board Committees

The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. The members of the committees of our Board of Directors are as follows:

Audit Committee	Compensation Committee	Nominating Committee
Ronald I. Simon (Chairman)*	Gerald J. Lewis (Chairman)	Murray H. Hutchison (Chairman)
Murray H. Hutchison*	Murray H. Hutchison	Edward W. Gabrielson
Gerald J. Lewis	Ronald I. Simon	Lon E. Otremba

*	The Board of Directors has determined that Dr. Simon and Mr. Hutchison are each an “audit committee financial expert” as defined by applicable rules adopted by the United States Securities and Exchange Commission (SEC).

During the year ended December 31, 2006, the Audit Committee held seven meetings and the Compensation Committee held four meetings. The Nominating Committee did not hold any meetings during 2006.

Audit Committee. The Audit Committee operates under a charter adopted by the committee in January 2006. A copy of the Audit Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The general function of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and the audits of our financial statements. The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities relating to the accounting, reporting and financial practices of the Company, including the integrity of our financial statements and disclosures; the surveillance of administration and financial controls and our compliance with legal and regulatory requirements; the qualification, independence and performance of our independent registered public accounting firm; and the performance of our internal audit function and control procedures. The Audit Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except as set forth in the Audit Committee’s charter. The Audit Committee has the sole authority to appoint, determine funding for, and oversee our independent registered public accounting firm.

Compensation Committee. The Compensation Committee operates under a charter adopted by the committee in January 2006. A copy of the Compensation Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The primary purpose of the Compensation Committee is to oversee the Company’s overall compensation and incentive programs for its executive officers and certain other key personnel. The Compensation Committee is responsible for reviewing and recommending matters to the Board of Directors, but has no authority to make final decisions except with respect to the Company’s 2005 Equity Incentive Plan as described below or as otherwise set forth in the committee’s charter. Among other things, the Compensation Committee recommends to the Board of Directors the amount of compensation to be paid or awarded to our officers and certain other personnel including salary, bonuses, other cash or stock awards under our incentive compensation plans as in effect from time to time, retirement and other compensation, and is responsible for evaluating the performance of the Company’s Chief Executive Officer and making recommendations to the Board of Directors concerning the compensation for such officer. In addition, the Board of Directors has delegated to the Compensation Committee the authority to administer the Company’s 2005 Equity Incentive Plan, including the authority to consider and act upon recommendations from management to grant awards under the plan to employees and consultants of the Company and its subsidiaries, not including officers and directors of the Company. The committee may delegate its authority to subcommittees of the committee or to committees comprised of Company employees when legally permissible and when the committee deems it appropriate or desirable to facilitate the operation or administration of the plans and programs the committee oversees. The Compensation Committee also may engage the services of an independent compensation and benefits consulting company to conduct a survey and review of the Company’s compensation programs as compared to other similarly situated companies taking into account, among others, industry, size and location when the committee deems appropriate. It is anticipated that the committee will engage such independent consultants from time to time to aid the committee in its evaluation of the Company’s compensation programs for its executive officers.

Nominating Committee. The Nominating Committee operates under a charter adopted by the committee in January 2006. A copy of the Nominating Committee’s charter is available in the corporate governance section of the Company’s website at www.cardiumthx.com. The purpose of the Nominating Committee is to assist the Board of Directors in identifying qualified individuals to become members of the Board of Directors and in determining the composition of the Board of Directors and its various committees. The Nominating Committee periodically reviews the qualifications and independence of directors, selects candidates as nominees for election as directors, recommends directors to serve on the various committees of the Board of Directors, reviews director compensation and benefits, and oversees the self-assessment process of each of the committees of the Board of Directors.

The Nominating Committee considers nominee recommendations from a variety of sources, including nominees recommended by stockholders. Persons recommended by stockholders are evaluated on the same basis as persons suggested by others. Stockholder recommendations may be made in accordance with our Stockholder Communications Policy. See “Stockholder Communications with Directors” below. The Nominating Committee has the authority to retain a search firm to assist in the process of identifying and evaluating candidates.

The Nominating Committee has not established any specific minimum requirements for potential members of our Board of Directors. Instead, the Nominating Committee’s evaluation process includes many factors and considerations including, but not limited to, a determination of whether a candidate meets Nasdaq and/or SEC requirements relating to independence and/or financial expertise, as applicable, and whether the candidate meets the Company’s desired qualifications in the context of the current make-up of the Board of Directors with respect to factors such as business experience, education, intelligence, leadership capabilities, integrity, competence, dedication, diversity, skills, and the overall ability to contribute in a meaningful way to the deliberations of the Board of Directors respecting the Company’s business strategies, financial and operational performance and corporate governance practices. The Nominating Committee will generally select those nominees whose attributes it believes would be most beneficial to the Company in light of all the circumstances.

Stockholder Communications with Directors

Our Board of Directors has adopted a Stockholder Communications Policy to provide a process by which our stockholders may communicate with the Board of Directors. Under the policy, stockholders may communicate with the Board of Directors as a whole, with the independent directors, with a committee of the Board, or with a particular director. Stockholders wishing to communicate directly with our Board of Directors may do so by mail addressed to the Company at 3611 Valley Centre Drive, Suite 525, San Diego, California, 92130, Attn: Corporate Secretary. The envelope must contain a clear notation indicating that the enclosed letter is a “Stockholder-Board Communication” or “Stockholder-Director Communication.” All such letters must identify the author as a stockholder of the Company and clearly state whether the intended recipients are all members of the Board of Directors, all independent directors, all members of a committee of the Board, or certain specified individual directors. The Corporate Secretary will review the communications received from stockholders at the above designated address on a regular basis and if they are relevant to the Company’s operations and policies, they will be copied and forwarded to the appropriate director or directors as expeditiously as reasonably practicable. By way of example, communications that are unduly hostile, threatening, obscene, illegal or similarly inappropriate will not be forwarded to any director. Matters deemed to be trivial in the sole discretion of the Corporate Secretary will be delivered to the appropriate director or directors at the next regularly scheduled meeting of the Board of Directors. The Corporate Secretary will periodically provide the Board of Directors with a summary of all communications received that were not forwarded and will make those communications available to any director upon request. The Board of Directors will determine whether any communications sent to the Board of Directors should be properly addressed by the entire Board or a committee thereof and whether a response to the communication is warranted.

Attendance at Annual Meetings

In recognition that it may not be possible or practicable, in light of other business commitments of the Company’s directors, to attend the Company’s annual meetings of stockholders, the members of the Board of Directors are invited, but not required, to attend each of the Company’s annual meeting of stockholders. The Annual Meeting scheduled to occur on June 6, 2007, will be the first annual meeting of our stockholders following our merger with Aries Ventures Inc. in January 2006.

Director Compensation

Each non-employee director receives an annual retention fee of $24,000, payable quarterly, and members of the Audit Committee receive an additional annual fee of $10,000 for their service on the Audit Committee. Directors appointed during a term year may receive a proportional amount of the annual retention fee for that year. Options and other equity awards may be granted to directors on a discretionary basis. Upon joining the Board of Directors, each non-employee director receives an option under the Company’s 2005 Equity Incentive Plan to buy 100,000 shares of the Company’s common stock, vesting over a four year period, with an exercise price equal to the last reported sale price of the Company’s common stock on the date of grant, and a ten year term. Directors are reimbursed for travel and other expenses incurred in connection with attending board and committee meetings. Neither Mr. Reinhard nor Dr. Dylan receive any additional compensation for serving as a director.

The following table shows the compensation earned by or paid or awarded to our directors, who are not also executive officers, for all services rendered by them in their capacity as a director of the Company during the year ended December 31, 2006.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)[1]	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Edward Gabrielson	$24,000	—	$165,000	—	—	—	$189,000
Murray Hutchison	34,000	—	165,000	—	—	—	199,000
Gerald Lewis	34,000	—	165,000	—	—	—	199,000
Lon Otremba	24,000	—	165,000	—	—	—	189,000
Ronald Simon	34,000	—	165,000	—	—	—	199,000

[1]

Upon joining the Board of Directors in January 2006, each director received an option to buy 100,000 shares of the Company’s common stock as described above. As of December 31, 2006, 22,913 shares were vested under each such option and all such options remained outstanding. The amount shown is the total dollar amount the Company expects to recognize as compensation expense for financial statement reporting purposes over the vesting period of the option. For a discussion of the assumptions underlying this valuation, please see Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

PROPOSAL 1

ELECTION OF CLASS I DIRECTORS

Members of each class of our Board of Directors are elected to serve for a three-year term. The three-year terms of the members of each class are staggered, so that each year the members of a different class are due to be elected at the annual meeting. The Class I directors currently are serving a term that is due to expire at the Annual Meeting. The Class II directors currently are serving a term that is due to expire at our next annual meeting, and the Class III directors are serving a term that is due to expire at the next annual meeting thereafter.

Nominees

At the Annual Meeting two Class I directors are to be elected, each to serve until the next annual meeting of stockholders held to elect Class I directors and until their respective successor is elected and qualified or until their respective death, resignation or removal. The Board of Directors proposes the election of the nominees named below, who currently are Class I members of our Board of Directors.

Unless authorization to do so is withheld, proxies received will be voted FOR the nominees named below. If any nominee should become unavailable for election before the Annual Meeting, the proxies will be voted for the election of such substitute nominee as the present Board of Directors may propose. The persons nominated for election have agreed to serve if elected, and the Board of Directors has no reason to believe that the nominees will be unable to serve.

Our Board of Directors proposes the election of the following nominees as Class I members of the Board of Directors:

Edward Gabrielson             Lon Otremba

Our Board of Directors unanimously recommends that you vote FOR the election of each of the nominees as a Class I director of the Company.

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our independent registered public accounting firm for the fiscal year ended December 31, 2006 was Marcum & Kliegman LLP. The Audit Committee of the Board of Directors has selected and approved Marcum & Kliegman LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2007. Representatives of Marcum & Kliegman LLP are not expected to be present at the Annual Meeting.

Audit Fees

The aggregate fees billed to the Company by Marcum & Kliegman LLP for professional services rendered for the audit of our annual financial statements, the reviews of the financial statements included in our Quarterly Reports on Form 10-QSB and other services normally provided in connection with our statutory and regulatory filings during each of the last two fiscal years ended December 31, were:

2006	$148,000
2005	$70,000

Audit-Related Fees

There were no fees billed to the Company by Marcum & Kliegman LLP for assurance and related services reasonably related to the performance of the audit or review of our financial statements, and not included under “Audit Fees” above, during the fiscal years ended December 31, 2006 and December 31, 2005.

Tax Fees

There were no fees billed to the Company by Marcum & Kliegman LLP for professional services for tax compliance, tax advice or tax planning during the fiscal years ended December 31, 2006 and December 31, 2005.

All Other Fees

The aggregate fees billed to the Company by Marcum & Kliegman LLP for products and services provided during each of the last two fiscal years ended December 31, were:

2006	$7,500
2005	$0

The 2006 fees were for services provided in connection with 1099 reporting for a distribution made to its shareholders by Aries Ventures Inc., the Company’s predecessor.

Pre-Approval Policies and Procedures

Committee Pre-Approval. On January 18, 2006, the Audit Committee approved certain pre-approval policies and procedures contained in its Charter. Under these policies and procedures, the Audit Committee must approve in advance all auditing services and all permissible non-audit services to be provided by our independent registered public accounting firm. If the Audit Committee approves an audit service within the scope of the engagement of our independent registered public accounting firm, such audit service will be deemed to have been pre-approved. All of the non-audit fees described above were pre-approved by the Audit Committee in accordance with its policies and procedures.

Pre-Approval Exceptions. Notwithstanding the Audit Committee pre-approval policies described above, pre-approval is not required for permissible non-audit services if (i) the aggregate amount of all such non-audit services provided to the Company is not more than 5% of the total amount of revenues paid by the Company to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; (ii) such services were not recognized by the Company at the time of engagement to be non-audit services; and (iii) such services are promptly brought to the attention of the Audit Committee and approved before completion of the audit by the Audit Committee or by one or more members of the Audit Committee to whom authority to grant such approvals has been delegated by the Audit Committee.

Delegation of Pre-Approval Authority. The Audit Committee may delegate to one or more designated members of the Audit Committee the authority to grant the pre-approvals of audit and permissible non-audit services described above. The decision of any member of the Audit Committee to whom such authority is delegated shall be presented to the full Audit Committee at its next scheduled meeting. On May 9, 2006, the Audit Committee delegated the authority to grant the pre-approvals of audit and permissible non-audit services to Ronald I. Simon, the Chairman of the Audit Committee.

Effect of Ratification

Ratification by stockholders of the selection of Marcum & Kliegman LLP as our independent registered public accounting firm is not required by applicable law. However, as a matter of policy and sound corporate practice, we are submitting the selection to our stockholders for ratification at the Annual Meeting. If the stockholders fail to ratify the selection of Marcum & Kliegman LLP, the Board of Directors will reconsider the matter. Even if the selection is ratified by stockholders, the Board of Directors may select a different firm to serve as our independent registered public accounting firm at any time during the fiscal year if it believes a change would be in the best interests of the Company and its stockholders.

Our Board of Directors unanimously recommends that you vote FOR Proposal 2.

OUR EXECUTIVE OFFICERS

The Board of Directors elects the executive officers of the Company who are responsible for administering our day-to-day operations. The name, age, positions with the Company, and business experience of each of our executive officers and other significant employees are shown below.

Christopher J. Reinhard (Age 53)

Chairman of the Board, Chief Executive Officer, President and Treasurer

Mr. Reinhard is a co-founder of Cardium and has served as a director and the Chief Executive Officer, President and Treasurer of Cardium since its inception in December 2003. Mr. Reinhard has also served as a director and the Chief Executive Officer and Treasurer of Innercool Therapies, Inc. since March 2006, and as a director and the Chief Executive Officer and President of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as a director and the Chief Executive Officer, President and Treasurer of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. He also served as Chief Financial Officer of Aries Ventures Inc. from October 20, 2005 to November 16, 2005. For the past ten years, Mr. Reinhard has focused on the commercial development of cardiovascular growth factor therapeutics. Before founding Cardium, he was a co-founder of Collateral Therapeutics, Inc., a former Nasdaq listed public company, and served as a director (from 1995) and President (from 1999) of Collateral Therapeutics until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as Chief Executive of Collateral Therapeutics through December 2004. Mr. Reinhard played a major role in effecting Collateral Therapeutics’ initial public offering led by Bear Stearns & Co. in 1998, and the sale of Collateral Therapeutics to Schering. Mr. Reinhard has also been Executive Chairman (since 2004) of Artes Medical, Inc., a publicly-traded medical technology company. Previously, Mr. Reinhard was Vice President and Managing Director of the Henley Group, a publicly-traded diversified industrial and manufacturing group, and Vice President of various public and private companies created by the Henley Group through spin-out transactions, including Fisher Scientific Group, a leading international distributor of laboratory equipment and test apparatus for the scientific community, Instrumentation Laboratory and IMED Corporation, a medical device company. Mr. Reinhard received a B.S. in Finance and an M.B.A. from Babson College.

Tyler M. Dylan, Ph.D., J.D. (Age 45)

Director, Chief Business Officer, General Counsel, Executive Vice President and Secretary

Dr. Dylan is a co-founder of Cardium and has served as a director and the General Counsel, Executive Vice President and Secretary of Cardium since its inception in December 2003, and as the Chief Business Officer of Cardium since May 2005. Dr. Dylan has also served as a director and the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Innercool Therapies, Inc. since March 2006, and of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Business Officer, General Counsel, Executive Vice President and Secretary of Aries Ventures Inc. from October 20, 2005 through its merger with Cardium in January 2006. Dr. Dylan has focused on the development of cardiovascular growth factor therapeutics for the last eight years. He served as General Counsel (from 1998) and Vice President (from 1999) of Collateral Therapeutics, Inc. until the completion of its acquisition by Schering AG Group, Germany (Schering) in 2002. He continued as an executive officer of Collateral Therapeutics until October 2003. Dr. Dylan played a major role in developing Collateral Therapeutics’ intellectual property portfolio, in furthering its business development efforts and in advancing the company toward and through its acquisition by Schering. In addition to his work with Collateral Therapeutics, Dr. Dylan has advised both privately-held and publicly-traded companies that are developing, partnering or commercializing technology-based products. Before joining Collateral Therapeutics, Dr. Dylan was a partner of the international law firm of Morrison & Foerster LLP. In his law firm practice, Dr. Dylan focused on the development, acquisition and enforcement of intellectual property rights, as well as related business and transactional issues. He also has worked with both researchers and business management in the biotech and pharmaceutical industries. Dr. Dylan received a B.Sc. in Molecular Biology from McGill University, Montreal, Canada, a Ph.D. in Biology from the University of California, San Diego, where he performed research at the Center for Molecular Genetics, and a J.D. from the University of California, Berkeley.

Dennis M. Mulroy (Age 52)

Chief Financial Officer

Mr. Mulroy has been the Chief Financial Officer of Cardium since November 2005. He has also served as a director and the Chief Financial Officer of Innercool Therapies, Inc. since March 2006, and as a director, Chief Financial Officer and Treasurer of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Previously, he served as the Chief Financial Officer of Aries Ventures Inc. from November 2005 through its merger with Cardium in January 2006. Before joining Cardium, Mr. Mulroy was Chief Financial Officer of Molecular Imaging Corporation, a publicly-traded diagnostic services company (January 2004 – November 2005), SeraCare Life Sciences, Inc., a publicly-traded company (November 2001 – June 2003), and Bioceutix Inc. (January 2001 – November 2001). Mr. Mulroy was also employed with Ernst & Young in San Diego, California and is a Certified Public Accountant in the State of California. He received his degree in Business Administration with an emphasis in Accounting from the University of San Diego.

Randall W. Moreadith, M.D., Ph.D. (Age 53)

Executive Vice President and Chief Medical Officer

Dr. Moreadith has been an Executive Vice President and the Chief Medical Officer of Cardium since January 2006. He has also served as Chief Medical Officer of Innercool Therapies, Inc. since March 2006, and of Tissue Repair Company since August 2006, each a wholly-owned subsidiary of Cardium. Before joining Cardium, Dr. Moreadith served as Chief Medical Officer of Renovis, Inc., a publicly-traded pharmaceutical company, from August 2004 to December 2005. He was a co-founder of ThromboGenics Ltd., a company focused on biotherapeutics for the treatment of vascular diseases, including acute ischemic stroke, and served as the company’s President and Chief Operating Officer (1998-2002) and Chief Medical Officer (1997-1998 and 2003). From April 1996 to February 1997, Dr. Moreadith served as Principal Medical Officer of Quintiles, Inc., and was also a co-founder of the Cardiovascular Therapeutics Group. He received a B.S. in Biology and Chemistry from North Carolina State University, an M.D. from Duke University and a Ph.D. in Biochemistry from Johns Hopkins University, and was a Howard Hughes Medical Institute Postdoctoral Fellow in Genetics at Harvard Medical School. His faculty appointments include the University of Texas Southwestern Medical Center where he was an Established Investigator of the American Heart Association.

Gabor M. Rubanyi, M.D., Ph.D. (Age 60)

Chief Scientific Officer

Dr. Rubanyi has been the Chief Scientific Officer of Cardium since June 2006. From November 2005 until March 2006, he provided consulting services to Cardium. In March 2006, Dr. Rubanyi became an employee and a Scientific Advisor of Cardium. Before joining Cardium in March 2006, Dr. Rubanyi was Vice President of Gene Therapy at Berlex Biosciences (a subsidiary of Berlex Laboratories, the U.S. pharmaceutical affiliate of the Schering AG Group, Germany), and Adjunct Professor at the University of California, Davis. He initiated and played a leading role in the Angiogenic Gene Therapy for Coronary Artery Disease project at Schering/Berlex. Formerly, Dr. Rubanyi was Director of Vascular and Endothelial Research at Berlex (1992-1999), Director of the Institute of Pharmacology at Schering AG, Research Center, Berlin, Germany (1990-1992), Director of Pharmacology at Berlex Laboratories (1987-1990), and Associate Professor at the Mayo Clinic Medical School (1983-1987). Since 2006, Dr. Rubanyi has served as a director of Hybrid Systems, Ltd., a private, United Kingdom biotech company. Dr. Rubanyi is the author or co-author of 22 books and over 325 research articles, serves as an editorial board member to several biomedical journals and is the founder of the biomedical journal Endothelium. He also is a member of numerous American and international scientific societies. His pioneering work on the nature and characterization of endothelium-derived relaxing factors (nitric oxide) and contracting factors (endothelin) contributed substantially to the Company’s present knowledge about endothelial control of vascular function in health and disease, including angiogenesis.

Michael L. Magers (Age 58)

President and Chief Operating Officer of Innercool Therapies, Inc.

Mr. Magers has been the President and Chief Operating Officer of Innercool Therapies, Inc. since March 2006. Previously, he served as the Vice President of Research and Development (1998 – 2001) and Chief Technology Officer (2001 – 2005) of Post Cooling Corporation (previously Innercool Therapies, Inc. before the completion of Cardium’s acquisition of its business in March 2006), and currently serves as the President (since 2005) and Chief Operating Officer (since 2003) of Post Cooling Corporation. He has more than 30 years’ experience in the research, development, manufacturing and marketing of innovative medical devices. Mr. Magers was Vice President, Research & Development of Mallinckrodt (Tyco) (1994-1998), Director of Technology of Ohmeda—Medical Devices Division (1990-1994), and Vice President, Technology of Baxter Edwards Critical Care Division (1976-1990). Mr. Magers has an M.S. in Engineering and an M.B.A. in Finance and Marketing from the University of California, Irvine.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity compensation plans approved by stockholders and equity compensation plans that were not approved by stockholders as of December 31, 2006.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by stockholders	3,580,000	$2.26	2,085,856	[1]
Equity compensation plans not approved by stockholders	339,000	$2.53	161,000

Total	3,919,000	$2.28	2,246,856

[1]

Under the terms of the plan in effect as of December 31, 2006, in addition to securities that may be issued upon the exercise of options, warrants or other rights granted under the plan, securities may also be issued under the plan in the form of shares of restricted stock of the Company issued with such restrictions on transfer, rights of first refusal, repurchase and/or forfeiture provisions and other provisions and conditions as the Board of Directors or the Compensation Committee may determine from time to time.

The amounts shown in the table above with respect to equity compensation plans not approved by stockholders represent shares authorized and reserved for issuance by the Board of Directors in May 2006 pursuant to an incentive warrant plan adopted to provide equity incentives to employees and consultants of Innercool Therapies, Inc., a wholly-owned subsidiary of Cardium. The Board of Directors has delegated administration of the plan to the Board of Directors of Innercool Therapies, Inc., which currently consists of Messrs. Reinhard and Mulroy and Dr. Dylan. Warrants granted pursuant to the plan have been granted with seven year terms, at an exercise price equal to the last reported sale price of the Company’s common stock on the date of grant, and with four year vesting terms.

STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our common stock by executive officers and directors, as well as stockholders who are known by us to own beneficially more than 5% of our common stock, as of April 16, 2007.

Beneficial Owner	Number of Shares and Nature of Beneficial Ownership[1]		Percent of Common Stock Outstanding[2]
Christopher J. Reinhard Director, Chief Executive Officer, President and Treasurer	2,953,258		7.22%

Tyler M. Dylan, Ph.D., J.D. Chief Business Officer, Executive Vice President, General Counsel and Secretary	2,550,000		6.23%

Gabor M. Rubanyi, M.D., Ph.D. Chief Scientific Officer	2,000,000	[3]	4.89%

Michael L. Magers President and Chief Operating Officer of Innercool Therapies, Inc.	194,483	[4]	0.47%

Randall W. Moreadith, M.D., Ph.D. Executive Vice President and Chief Medical Officer	166,660	[5]	0.41%

Dennis M. Mulroy Chief Financial Officer	138,878	[5]	0.34%

Edward W. Gabrielson, M.D. Director	66,662	[6]	0.16%

Gerald J. Lewis Director	66,662	[6]	0.16%

Lon E. Otremba Director	66,662	[6]	0.16%

Murray H. Hutchison Director	33,328	[5]	0.08%

Ronald I. Simon, Ph.D. Director	33,328	[5]	0.08%

All directors and executive officers as a group (11 persons)	8,269,921	[7]	19.93%

[1]

A person is considered to be a beneficial owner of shares if the person, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting or investment power over the shares, or has the right to acquire beneficial ownership of the shares at any time within 60 days (such as through the exercise of stock options, warrants or other rights). Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse.

[2]

The percentages shown are calculated based on the number of shares of our common stock outstanding plus, for each person or group, any shares that person or group has the right to acquire within 60 days pursuant to options, warrants or other rights As of April 16, 2007, there were 40,914,425 shares of our common stock outstanding.

[3]

As of April 16, 2007, approximately 611,111 shares remained subject to a repurchase right exercisable by the Company at a purchase price of $0.01 per share within 60 days if Dr. Rubanyi’s service to the Company as an employee, director or consultant is terminated for any reason.

[4]	Includes 105,625 shares underlying warrants exercisable as of April 16, 2007 or that will become exercisable within 60 days of April 16, 2007.
[5]	Represents shares underlying options exercisable as of April 16, 2007 or that will become exercisable within 60 days of April 16, 2007.
[6]	Includes 33,328 shares underlying options exercisable as of April 16, 2007 or that will become exercisable within 60 days of April 16, 2007.
[7]	Includes 577,797 shares underlying options or warrants that are exercisable as of April 16, 2007 or that will become exercisable within 60 days of April 16, 2007.

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our common stock outstanding.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table shows the compensation earned by or paid or awarded to our Chief Executive Officer and our two other most highly compensated executive officers for all services rendered by them in all capacities to the Company and its subsidiaries during each of the last two fiscal years ended December 31.

Name and Principal Position	Year		Salary ($)	Bonus ($)		Stock Awards ($)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Christopher Reinhard CEO & President	2006		$350,000	—		—	—		—	—	—		$350,000
	2005		54,519	—		—	—		—	—	—		54,519

Tyler Dylan Chief Business Officer, Exec. VP, & General Counsel	2006		325,000	—		—	—		—	—	—		325,000
	2005		50,625	—		—	—		—	—	$20,000	[2]	70,625

Randall Moreadith Exec. VP & Chief Medical Officer	2006		301,875	$35,000	[3]	—	$825,000	[4]	—	—	93,983	[5]	1,255,858
	2005	[1]	—	—		—	—		—	—	—		—

[1]	Dr. Moreadith joined the Company on January 17, 2006.
[2]

Dr. Dylan received 1,825,000 shares of the Company’s common stock in April 2005 in exchange for services provided to the Company valued at $18,250, and 175,000 shares of the Company’s common stock in May 2005 in exchange for services provided to the Company valued at $1,750.

[3]	Represents a signing bonus paid to Dr. Moreadith upon joining the Company.
[4]

Upon joining the Company, Dr. Moreadith received an incentive option to buy 119,564 shares of the Company’s common stock and a nonqualified option to buy 380,436 shares of the Company’s common stock. The options have an exercise price of $2.75, a ten year term, and vest over a four year period. As of December 31, 2006, no shares were vested under the options and all such options remained outstanding. The amount shown is the total dollar amount the Company expects to recognize as compensation expense for financial statement reporting purposes over the vesting period of the options. For a discussion of the assumptions underlying this valuation, please see Note 2 to our Consolidated Financial Statements included in our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006.

[5]	Dr. Moreadith received $48,000 for temporary housing and $45,983 for relocation expenses.

Employment Agreements

Effective as of October 20, 2005, the Company entered into two-year employment agreements with Mr. Reinhard and Dr. Dylan. Pursuant to the terms of their respective employment agreements, as of December 31, 2006, Mr. Reinhard received an annual salary of $350,000 and Dr. Dylan received an annual salary of $325,000. Mr. Reinhard and Dr. Dylan may also receive certain employee benefits available generally to all employees or specifically to executives, including bonus and/or incentive equity compensation in a manner and at a level determined from time to time by the Board of Directors. Under the terms of each employment agreement, Mr. Reinhard and Dr. Dylan will each be entitled to a severance benefit, including standard employee benefits available to other executive officers, if they are terminated by the Company without cause in an amount equal to the greater of one year’s annual salary or the salary payable on the remaining term of the employment agreement at the time of termination. In addition, upon a change of control or termination by the Company without cause, any and all then outstanding options held by Mr. Reinhard or Dr. Dylan shall become fully exercisable and remain so for the remaining term of the option.

Outstanding Equity Awards at Year End

The following table provides certain information with respect to unexercised options, unvested stock and equity incentive plan awards outstanding as of December 31, 2006 for each of the executive officers named in the compensation table.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Christopher Reinhard	—	—		—	—	—	—	—	—	—
Tyler Dylan	—	—		—	—	—	—	—	—	—
Randall Moreadith	—	500,000	[1]	—	$2.75	1/16/2016	—	—	—	—

[1]	The shares vest approximately 25% on January 17, 2007, and 2.083% per month thereafter.

CODE OF ETHICS

We have adopted a Code of Ethics that applies to all of our employees and directors, including all of our officers and non-employee directors and all employees, officers and directors of our subsidiaries. The Audit Committee periodically reviews the Code of Ethics and the Company’s compliance with its Code of Ethics. Our Code of Ethics has been posted in the corporate governance section of our website at www.cardiumthx.com. Any amendments to our Code of Ethics or any waivers from our Code of Ethics also will be posted on our website. Our Code of Ethics is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and any person who owns more than 10% of our common stock, to file with the SEC initial reports of ownership of our common stock within 10 days of becoming a director, executive officer or greater than 10% stockholder, and reports of changes in ownership of our common stock before the end of the second business day following the day on which a transaction resulting in a change of ownership occurs. Directors, executive officers and greater than 10% stockholders are required by SEC regulations to provide us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on our review of the copies of such reports provided to us and written representations from our directors and executive officers that no other reports were required, during the year ended December 31, 2006, our directors, executive officers and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

From November 2005 until March 2006, Dr. Gabor Rubanyi provided consulting services to the Company under the terms of a Consulting Services Agreement. Dr. Rubanyi was paid a consulting fee of $8,333 per month. In March 2006, Dr. Rubanyi became an employee and a Scientific Advisor of Cardium. In June 2006, Dr. Rubanyi was appointed the Chief Scientific Officer of Cardium.

In March 2006, Cardium, through its then newly-formed, wholly-owned subsidiary, Innercool Therapies, Inc., a Delaware corporation, acquired substantially all of the assets and the business of Innercool Therapies, Inc., an unaffiliated California corporation engaged in the business of researching, developing, manufacturing, marketing, selling and distributing products and services related to endovascular temperature control therapy. As partial consideration therefore, Cardium issued to the seller 2,500,000 shares of Cardium’s common stock. In addition, as part of the acquisition, Cardium agreed to deliver to the seller $5,000,000 in cash or shares of Cardium’s common stock, at Cardium’s election, if net sales revenue from certain of Innercool’s products acquired in the acquisition equals or exceeds $20,000,000 in any one calendar year beginning with 2006 and ending December 31, 2011. In April 2007, as part of an agreement by the seller’s board of directors to distribute up to approximately 10% of the consideration received by the seller to management and other employees of the seller, Michael Magers, the President and Chief Operating Officer of Cardium’s Innercool subsidiary and the President and former Chief Operating Officer of the seller, received 88,858 of the 2,500,000 shares issued to the seller. Mr. Magers also may receive up to approximately an additional 15,680 of the 2,500,000 shares issued to the seller and 3.52% of the amount payable if the net sales revenue milestones are accomplished.

Pursuant to the terms of its charter, the Audit Committee is responsible for reviewing all related party transactions for potential conflicts of interest on an ongoing basis. The Company will not enter into a related party transaction unless it has been approved by the Audit Committee.

Please see “Independence” under “Our Board of Directors” above for a list of our directors determined to meet certain independence standards.

AUDIT COMMITTEE REPORT

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the year ended December 31, 2006 with the Company’s management, and has discussed with Marcum & Kliegman LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees). The Audit Committee has received the written disclosures and the letter from Marcum & Kliegman required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with Marcum & Kliegman LLP its independence. Based on the Audit Committee’s above described review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2006, be included in the Company’s Annual Report on Form 10-KSB for such year for filing with the SEC.

Members of the Audit Committee

Ronald I. Simon, Chairman

Murray H. Hutchison

Gerald J. Lewis

ANNUAL REPORT

Our Annual Report on Form 10-KSB for the fiscal year ended December 31, 2006 (“2006 Annual Report”), as filed with the SEC, excluding exhibits, is being mailed to stockholders with this proxy statement. We will furnish any exhibit to our 2006 Annual Report free of charge to any stockholder upon written request to the Company at 3611 Valley Centre Drive, Suite 525, San Diego, California 92130. The 2006 Annual Report is not incorporated in, and is not a part of, this proxy statement and is not proxy-soliciting material. We encourage you to review the 2006 Annual Report together with any later information that we file with the SEC and other publicly available information. Documents we file with the SEC may be reviewed and/or obtained through the SEC’s Electronic Data Gathering Analysis and Retrieval System, which is publicly available through the SEC’s website at http://www.sec.gov.

STOCKHOLDER PROPOSALS

Stockholders who wish to submit a proposal for inclusion in our proxy materials to be distributed in connection with next year’s annual meeting must submit their proposal so that we receive it no later than the close of business on December 31, 2007. Any such proposal must be in accordance with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Pursuant to such rule, simply submitting a proposal does not guarantee that it will be included in our proxy materials.

In accordance with our Bylaws, to be properly brought before a meeting, a stockholder must deliver timely notice of any matter the stockholder wishes to present to the attention of our Secretary. To be timely, we must receive the notice at our principal place of business not later than the close of business on the 15th day following the date on which notice of such meeting or the record date thereof is first publicly announced with respect to special meetings, or 120 days before the date that is one year from the date of the immediately preceding annual meeting of stockholders with respect to proposals to be considered at an annual meeting of stockholders. To be in proper form, the notice must be in writing and include the specified information set forth in Section 1.12 of Article I of our Amended and Restated Bylaws.

All proposals and notices should be sent by certified mail, return receipt requested, to Cardium Therapeutics, Inc., 3611 Valley Centre Drive, Suite 525, San Diego, California 92130, Attn: Tyler M. Dylan, Secretary. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal or matter that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not know of any other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting or any adjournment thereof, the proxy holders named in the accompanying proxy card will have discretionary authority to vote all proxies in accordance with their best judgment with respect to any such matters.

San Diego, California	By Order of the Board of Directors
April 30, 2007

Proxy – CARDIUM THERAPEUTICS, INC.

PROXY FOR ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 6, 2007

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder whose signature appears on the reverse side hereby revokes all previous proxies, acknowledges receipt of the notice of annual meeting of stockholders to be held June 6, 2007 and the proxy statement, and appoints Christopher J. Reinhard and Tyler M. Dylan or either of them the proxy of such stockholder, each with full power of substitution, to vote, as designated on the reverse side of this proxy card, all of the shares of common stock of Cardium Therapeutics, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held on Wednesday, June 6, 2007, at 9:00 a.m. Pacific time, at the San Diego Marriott Del Mar, 11966 El Camino Real, San Diego, California 92130, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted as specified. If no choice is specified, then this proxy will be voted for the election of the nominees for the Board of Directors listed on the reverse side and for each proposal.

The shares represented by this proxy when properly executed will be voted in the manner directed on the reverse side by the stockholder whose signature appears on the reverse side with respect to all shares of common stock of Cardium Therapeutics, Inc. that the stockholder would be entitled to vote, if personally present, at the Annual Meeting of Stockholders. If no direction is made, this proxy will be voted FOR the election of each of the nominees for directors in the class indicated and FOR Proposal 2. If any other matters properly come before the meeting, the persons named will vote in their discretion.

If you vote your proxy by telephone or the Internet, please DO NOT mail back this proxy card. Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

THANK YOU FOR VOTING.

CARDIUM THERAPEUTICS, INC.

Electronic Voting Instructions

You can vote by Internet or telephone!

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 5:30 p.m., Central time, on June 5, 2007.

Vote by Internet

•     Log on to the Internet and go to www.investorvote.com

•     Follow the steps outlined on the secured website.

Vote by telephone

•     Call toll free 1-800-652-VOTE (8683) within the United States, Canada & Puerto Rico any time on a touch tone telephone. There is NO CHARGE to you for the call.

•     Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as

shown in this example. Please do not write outside the

designated areas.  ☒

Annual Meeting Proxy Card

A Proposals—The Board of Directors recommends a vote FOR each of the nominees listed below and FOR Proposal 2.

1.	To elect the following Class I nominees:

	For	Withhold		For	Withhold
01—Edward Gabrielson	☐	☐	02—Lon Otremba	☐	☐

2.	To ratify the selection of Marcum & Kliegman LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007.

	For	Against	Abstain
	☐	☐	☐
B Non-Voting Items Change of Address—Please print new address below.

C	Authorized Signatures—This section must be completed for your vote to be counted.—Date and Sign Below

This proxy card must be signed for your instructions to be executed. Each joint owner should sign. Signatures should correspond with the names printed on this proxy card. Attorneys, executors, administrators, guardians, trustees, corporate officers or others signing in a representative capacity should give full title with their signature.

Date (mm/dd/yyyy) - Please print date below.	Signature 1 - Please keep signature within the box.	Signature 2 - Please keep signature within the box.